Exhibit 10.2

Employment Agreement

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), dated June 1st, 2018, is between Driven Deliveries, Inc. (the “Company”), a Nevada corporation, and Brian Hayek (“Employee”).

Background

●	The Company desires to employ Employee.

●	Employee desires to be employed by the Company as its President (PRES) and President on the terms and conditions set forth in this Agreement.

●	Employee desires to continue with the Company for an indefinite period on the terms and conditions set forth below.

Terms and Conditions

1. Term of Agreement

Employment will commence on June 1st, 2018, and continue until terminated by either Employee or the Company in accordance with Section 5 of this Agreement or by law.

2. Employment

2.1	Position. Employee will serve as Company’s President reporting directly to Company’s Chief Executive Officer. Employee will have the powers of management usually vested in the office of a corporate President. Employee will also serve as an employee for one or more subsidiaries or affiliates of the Company.

2.2	Duties. Employee will have the duties of management usually vested in the office of a corporate President.

2.3	Performance Appraisals. Employee will receive performance appraisals on each anniversary of this Agreement by the compensation committee of the Board.

2.4	Other Services. The Company acknowledges that Employee may do educational and charity work (and conduct personal business), as long as those activities do not materially interfere or conflict with Employee’s duties as President of the Company.

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3. Compensation

3.1	Compensation. The Company will pay the amounts and provide the benefits described in this Section 3, and Employee agrees to accept those amounts and benefits in full payment for Employee’s services under this Agreement.

3.2	Base Salary. The Company will pay Employee a base salary of $150,000 annually, payable in accordance with the Company’s standard payroll practices. Employee and the Company may mutually agree for payment in consideration other than cash (i.e. Company stock, stock options, or similar non-cash compensation). The Compensation Committee of the Board (the “Compensation Committee”) may increase Employee’s base salary, but may not decrease it.

3.3	Equity Incentive Plan. Employee will be entitled to participate in any stock option plan or other similar arrangements which the Company may offer during the term of this Agreement.

3.4	Annual Bonuses. Employee will be eligible for annual bonuses when he achieves specific milestones determined by the Compensation Committee. These bonuses will be payable in cash or in Company stock.

3.5	Vacation. Employee will be entitled to paid vacation in accordance with the Company’s policies and practices in effect with respect to the Company’s other executive and managerial employees. The days selected for Employee’s vacation shall be mutually agreeable to the Company and Employee.

3.6	Fringe Benefits. During the employment term, Employee will be entitled to receive all other benefits of employment generally available to the Company’s other executive and managerial employees when he becomes eligible for them.

3.7	Withholdings. The Company will withhold all amounts required to be withheld under applicable law, court order, or other governmental mandate from any compensation payable to Employee.

3.8	Compensation Committee. If the Company’s Board has not specifically designated a Compensation Committee (consisting of at least two members), then the Board will carry out duties of the Compensation Committee as a group.

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4. Expense Reimbursement

4.1	Travel and Other Expenses. The Company will reimburse Employee for the following reasonable business expenses:

(A)	travel;

(B)	promotional;

(C)	professional continuing education;

(D)	required licensing fees;

(E)	professional society membership fees;

(F)	seminars; and

(G)	other similar expenditures.

Employee must submit appropriate receipts that indicate the amount, date, location, and business character in a timely manner.

4.2	Liability Insurance. The Company will cover Employee under the Company’s officers and directors’ insurance and other liability insurance policies. Coverage will be consistent with usual business practices to cover Employee against insurable events concerning his employment with Company.

4.3	Indemnification. The Company will indemnify Employee under Section 7.4 of the Company’s Bylaws.

5. Termination

5.1	Termination by the Company. The Company may terminate this Agreement without cause under Section 5.1(A), or with cause under Section 5.1(B).

(A)	Termination Without Cause. The Company may terminate Employee without Cause.

(1)	Procedure. The Company must do one of the following to properly terminate Employee without Cause:

(a)	terminate immediately and provide 60 days’ pay in lieu of notice to Employee; or

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(b)	terminate on 60 days’ prior written notice.

(2)	Accrued Benefits. If Employee’s employment is terminated under this Section 5.1(A), the Company will pay Employee all accrued salary, vacation time, and benefits through the date specified in the termination notice from the Company.

(3)	Severance Pay; Bonus. Employee will be entitled to severance pay and a pro-rated bonus under this Section 5.1(A)(3) if he executes a general release in favor of the Company in a form acceptable to the Company.

(a)	Severance Pay. The Company will pay Employee an amount equal to 12 months of his then base salary (less standard withholdings for tax and Social Security, Medicare, and state disability tax purposes). The severance payment will be payable over a 12-month term in monthly pro-rata payments commencing after the effective date of the release.

(b)	Bonus. The Company will pay Employee a prorated bonus based on the then-applicable bonus plan under the following formula:

(bonus Company would		(# of days Employee was employed during that year)
pay for the fiscal year	*
Employee is terminated)		365

The prorated bonus calculated under Section 5.1(A)(3)(b) will be payable in accordance with the Company’s normal bonus payment policy, but in no later than 2.5 months after the end of the fiscal year in which Employee’s employment is terminated.

(B)	Termination for Cause. The Board may terminate Employee’s employment with the Company at any time for Cause (as defined below), immediately after delivering written notice to Employee of the circumstances leading to termination for Cause.

(1)	Accrued Benefits. If Employee’s employment is terminated under this Section 5.1(B), Employee will receive payment for all accrued salary, vacation time, and benefits through the termination date indicated on the notice of termination.

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(2)	Severance Pay; Bonus. The Company will have no further obligation to pay compensation of any kind (including any bonus or severance payment) or to make any payment in lieu of notice. All benefits provided by the Company to Employee under this Agreement or otherwise will cease on the termination date indicated in the notice of termination.

(3)	Definition of “Cause”. The term “Cause” under this Agreement means the occurrence or existence of any of the following with respect to Employee, as determined by the Company:

(a)	a material breach by Employee of the terms of the Company’s code of conduct;

(b)	any act of dishonesty, misappropriation, embezzlement, fraud, or similar conduct by Employee involving the Company or its affiliates;

(c)	conviction or plea of nolo contendere to a felony;

(d)	material damage to the Company’s property (or property of the Company’s affiliates) caused by Employee’s willful or grossly negligent conduct;

(e)	repeated non-prescription use of any controlled substance or repeated use of alcohol or any other non-controlled substance that, in any case described in this clause, the Company reasonably determines renders Employee unfit to serve as an officer or employee of the Company or its affiliates;

(f)	failure by Employee to comply with the Company’s reasonable instructions, after 15 days’ written notice; or

(g)	conduct by Employee that the Board determines to evidence unfitness to serve as an officer or employee of the Company or its affiliates.

5.2	Termination of Employment by Employee. Employee may unilaterally terminate his employment under this Agreement.

(A)	Justification. Employee may invoke this Section 5.2 if Employee determines a substantial diminution in Employee’s duties, authority, pay, or responsibilities exists without organizational performance or market justification.

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(B)	Procedure. Employee must give the Company 30 days’ written notice before termination under this Section 5.2. The notice must specify the circumstance allegedly justifying the Employee’s termination, and the Company will have until the end of the 30-day period to cure those circumstances in all material respects. A termination under this Section 5.2 circumstances will be treated as a termination without Cause, and Employee will be entitled to the severance payments and benefits under Section 5.1 above.

(C)	Termination Date. The termination date under this Section 5.2 will be the day after the 30-day cure period expires if the Company fails to cure those circumstances in all material respects by the expiration of that cure period.

5.3	Termination on Resignation. Employee may terminate this Agreement by giving the Company 60 days’ prior written notice of resignation. An Employee who resigns under this Section 5.3 will receive final compensation under the manner described in Section 5.1(B)(1) and (2); however, though the manner of compensation under Section 5.3 is the same as that for Section 5.1 (B), a termination on resignation is not considered “for Cause”. The date of termination will be 60 days after the Company receives the notice of termination by resignation.

5.4	Termination on Retirement. Employee may terminate this Agreement by voluntarily retiring. Employee’s retirement will be effective on the last day of any fiscal year after Employee’s 65th birthday. Employee must provide 6 months’ prior written notice of the retirement to the Company if Employee wishes to properly invoke this Section 5.4.

5.5	Termination Due to Disability. The Company may terminate this Agreement if Employee suffers a disability that renders Employee unable, as determined in good faith by the Company, to perform the essential functions of the position (even with reasonable accommodations) for 6 months in any 12-month period. If available, the Company must transfer Employee to a vacant position to for which he is qualified before invoking this Section 5.5.

(A)	Accrued Benefits; Severance Pay; Bonus. If Employee’s employment is terminated under this Section 5.5, Employee will receive compensation from the Company in the manner described in Section 5.1(A)(2) and (3).

5.6	Termination on Death. If Employee dies before this Agreement’s term expires, the Company will pay to Employee’s estate the accrued portion of Employee’s salary and vacation time and benefits that Employee is then entitled to receive under Employer’s benefit plans through the date of Employee’s death (less standard withholdings for tax and Social Security purposes). The Company will not be obligated to pay any further compensation of any kind (including any bonus or severance payment). All benefits provided by the Company to Employee (or his estate) under this Agreement or otherwise will cease on the date of death.

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5.7	The Company’s Right to Terminate or Assign the Agreement. In the event of a merger in which the Company is not the surviving entity, or of a sale of all or substantially all of Employer’s assets, the Company may:

(A)	assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Company’s business through that merger or sale of assets; or

(B)	terminate this Agreement (effective on the date of the merger or sale of assets) on 30 days’ prior written notice to Employee.

5.8	Agreement Survives Combination or Dissolution. This Agreement will survive the following events:

(A)	the Company’s voluntary or involuntary dissolution;

(B)	a merger in which the Company is not the surviving or resulting corporation; or

(C)	a transfer of all or substantially all of the Company’s assets.

If any of the above events occur, then the surviving business entity or transferee of the Company’s assets will be bound by this Agreement.

5.9	Rights and Obligations After Notice of Termination. If one or both parties terminate the Employee’s employment under Section 5, then the Company may relieve Employee of his duties under this Agreement and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

5.10	Duty to Cooperate After Termination. Employee agrees to cooperate with the Company during and after the term of this Agreement (including after termination under Section 5) by being reasonably available to testify at the request of the Company in any legal or administrative proceeding. Employee also agrees to provide information and meet with the Company (or its representatives) upon reasonable request. The Company will reimburse Employee for all expenses actually incurred under this Section 5.10 (including attorney fees) if Employee submits appropriate documentation to the Company.

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6. Duty of Loyalty

Employee will not directly compete with the Company during the term of this Agreement. Employee may only engage in an activity that potentially directly competes with the Company’s business if he obtains prior written consent from the Company. This Section 6 applies to Employee acting alone, as a partner, or as an officer, director, employee, consultant, or holder of more than one percent of the capital stock of any other corporation.

7. Confidential Information

7.1	Trade Secrets; Intellectual Property. The Company will grant Employee access to various trade secrets and intellectual property which are owned by the Company and regularly used in its business operations. Employee will not disclose any of the Company’s trade secrets and intellectual property, directly or indirectly. Employee will only use the Company’s trade secrets or intellectual property as required for duties the Company assigns to him. All files, contracts, manuals, reports, letters, forms, documents, notes, notebooks, lists, records, documents, customer lists, vendor lists, purchase information, designs, computer programs and similar items and information relating to the businesses of such entities, whether prepared by Employee or otherwise and whether now existing or prepared at a future time, coming into his possession will remain the exclusive property of Company.

7.2	Confidential Customer Data. Employee will have access to financial, accounting, statistical, and personal data of the Company’s customers. All Company customer data is confidential and must not be disclosed or used by Employee in any way other than as required to perform his duties as CEO.

7.3	Non-Disclosure Agreement. Employee will sign a Non-Disclosure Agreement (“NDA”) in the form attached to this Agreement as Exhibit B and submit the NDA to the Company with a signed copy of this Agreement.

7.4	Continuing Effect. The provisions of this Section 7 will remain in effect after the Company terminates Employee’s employment under this Agreement.

8. Non-Competition and Solicitation

8.1	Prohibited Activities. Employee must not engage in the following activities during his employment with the Company (and for 2 years after termination of his employment under this Agreement):

(A)	any activity or other business competitive with Employer’s business;

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(B)	solicit a Company’s customer, contractor, agent, or other person having business relations with the Company to discontinue business with the Company or any of its subsidiaries;

(C)	employ a person employed by the Company or any of its subsidiaries during the 12 months preceding termination of the Employee's employment with the Company; or

(D)	solicit a person employed by the Company or any of its subsidiaries to terminate his or her employment with the Company during the 12 months preceding termination of the Employee's employment with the Company. A general solicitation through an unaffiliated employment recruiting firm that is not specifically directed to solicit employees of the Company is not a violation of this Section 8.1(D).

9. Miscellaneous

9.1	Compliance with Other Agreements. Employee represents to the Company that his performance of this Agreement will not conflict with any court order, contractual agreement, or other arrangement to which Employee is a party or otherwise bound.

9.2	Non-Delegable Duties. This Agreement is a contract for Employee’s personal services. Employee may not delegate his duties under this Agreement.

9.3	Governing Law. This Agreement will be governed by California law and applicable federal law (such as the Federal Arbitration Act or the Employee Retirement Income Security Act). If a state conflict of laws issue arises, then the parties will apply California law on the substantive issue regardless of whether the California conflict of laws provision provides otherwise. The federal and state courts located in San Diego, California will have exclusive jurisdiction over any action concerning this Agreement.

9.4	Severability. If a provision of this Agreement is held unenforceable, the remainder of this Agreement will remain in effect. If a provision is held unenforceable under particular circumstances, then the Agreement will remain in effect in all other circumstances.

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9.5	Notice.

(A)	Delivery. Any notice or other communication given under this Agreement must be in writing and properly delivered. Proper delivery includes personal delivery, e-mail, overnight delivery or certified mail (return receipt requested) to:

(1) the Company at:

Driven Deliveries, Inc.

Attention: Chris Boudreau

3511 Camino Del Rio South

Suite 210

San Diego, CA 82108

Email: Chris@drivenbym.com

(2) Employee to the most recent address for Employee appearing in Company’s records.

(B)	Time of Delivery. Any notice or communication will be deemed properly delivered on the date of personal delivery, transmission by email, or 2 business days after deposit with the United States Postal Service as registered or certified mail, postage prepaid. If the notice or communication is received after 5 PM (Pacific Time) on a business day (or on Saturday or Sunday), then it will be deemed delivered as of 8 AM (Pacific Time) on the next business day.

9.6	Dispute Resolution. Employee and the Company agree that any dispute concerning this Agreement will be submitted to binding arbitration in accordance with the Federal Arbitration Act, not the California Arbitration Act.

(A)	Arbitration Clause. Any claim concerning this Agreement will be settled by arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures (located at https://www.adr.org/sites/default/files/employment_arbitration_rules_and_ mediation_procedures_0.pdf) and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction.

(B)	Limitations. Nothing in this Section 9.6 will excuse Employee or the Company from using existing internal procedures for complaint resolution. Employee may bring claims before administrative agencies when the law permits the agency to adjudicate those claims, even when there is an agreement to arbitrate; examples include claims or charges with the United States Equal Employment Opportunity Commission (or comparable state agency), the National Labor Relations Board, the U.S. Department of Labor, or the Office of Federal Contract Compliance Programs. This Section 9.6 is limited by Employee’s statutory rights under applicable state or federal law.

(C)	Location. The arbitration will take place within 45 miles of the Company’s address at 3511 Camino Del Rio South in San Diego, CA.

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(D)	Number of Arbitrators. The parties agree to appoint 1 arbitrator to resolve claims under this Agreement.

(E)	Waiver of Jury Trial. The parties each waive the right to a jury trial.

(F)	Fees and Costs. The parties agree that the arbitrator will have discretion to award the prevailing party reasonable costs and attorney fees incurred in bringing or defending an action under this Section 9.6, to the fullest extent allowed by law at the time the arbitration commences.

(G)	Arbitration Expenses. Employee and the Company must follow the rules and procedures referred to in Section 9.6(A) regarding initial filing fees. Employee will not be responsible for any portion of those fees in excess of the filing or initial appearance fees applicable to federal court actions in San Diego, CA. The Company will pay all expenses unique to arbitration, including the arbitrator’s fees.

9.7	Attorney’s Fees. The prevailing party in any suit, arbitration under Section 9.6, or other proceeding concerning this Agreement will be entitled to recover all costs and expenses of the proceeding and investigation (not limited to court costs), including attorneys’ fees.

9.8	Headings. The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

9.9	Counterparts. The Parties may execute this Agreement in separate counterparts, including by email or other electronic means. All signed counterparts will together constitute a single agreement. A Party may properly execute and deliver an original counterpart by sending a copy of the Party’s original signature on the Agreement’s signature page to the other Parties by email or fax (including in PDF form).

9.10	Successors. This Agreement is intended to benefit and be enforceable by Employee and the Company. The Employee’s estate and any successor to the Company may also benefit from and enforce this Agreement.

9.11	No Third-Party Beneficiaries. Except for Employee’s estate or any successor of the Company under Section 9.10, nothing in this Agreement is intended to confer any rights or remedies to a third party.

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9.12	Modification and Waiver.

(A)	Modification. The parties may only modify this Agreement by a writing signed by Employee and the Company.

(B)	Waiver. Either party may waive any provision of this Agreement, so long as the waiver is in a signed writing, and the waiving party is the sole beneficiary of the waived provision. No waiver by either party of a breach of this Agreement will be construed as a waiver of any subsequent or different breach. Failure to seek a remedy for breach will not be construed as a waiver of any right or remedy concerning the breach.

9.13	Entire Agreement. This Agreement (and all other written agreements entered into with Employee during his employment with the Company) are the only agreements between the parties concerning Employee’s employment with the Company. This Agreement (and all other written agreements entered into with Employee during his employment with the Company) supersede all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties concerning Employee’s employment with the Company.

9.14	The Company’s Representations. The Company represents that the individual executing this Agreement on its behalf is authorized to do so, and that this Agreement is a valid agreement of the Company.

9.15	Employee’s Representations. Employee represents that he is not restricted, contractually or otherwise, from entering into this Agreement. Employee represents that he has the qualifications previously represented to the Company, including any required licenses or certifications. Employee also represents that he will not use or disclose any of his former employers’ trade secrets in the course of his employment by the Company.

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10. Signatures

DRIVEN DELIVERIES, INC.

By:	/s/ Chris Boudreau
Chris Boudreau
Title:	CEO
Date:	6/8/2018 3:14:54 PM PDT

By:	/s/ Brian Hayek
Brian Hayek
Title:	President
Date:	6/8/2018 3:11:10 PM PDT

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Exhibit A

EMPLOYEE NON-DISCLOSURE AGREEMENT

In consideration of being employed by Driven Deliveries, Inc. (the “Company”), the undersigned employee agrees:

(1)	During the course of my employment I will have access to the Company’s trade secrets and intellectual property, which will consist of:

(A)	Technical information: Methods, processes, formulae, compositions, systems, techniques, inventions, machines, computer programs and research projects.

(B)	Business information: Customer lists, pricing data, sources of supply, financial data and marketing, production, or merchandising systems or plans.

(2)	I will only use or disclose the Company’s trade secrets, intellectual property, confidential information, or any other proprietary data as directed in my Employment Agreement with the Company. Any use or disclosure outside the scope of my Employment Agreement during or after my employment with the Company requires the expressed written consent of the Company.

(3)	Upon the termination of my employment with the Company:

(A)	I will return all the Company’s documents and property to the Company, to include: drawings, blueprints, reports, manuals, correspondence, customer lists, computer programs, and all other materials relating to the Company's business. I will not retain copies, notes, or abstracts of any of these documents.

(B)	The Company may notify any future or prospective employer or third party of this non-disclosure agreement, and will be entitled to injunctive relief for any breach.

(C)	This agreement will bind me, my agents, and my successors in interest for the benefit of the Company and its successors.

/s/ Brian Hayek
Name:	Brian Hayek
Title:	President
Date:	6/8/2018 3:11:10 PM PDT

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